UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2004

VITAL IMAGES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-22229
(Commission File Number)

42-1321776
(IRS Employer Identification No.)

3300 Fernbrook Lane N., Suite 200, Plymouth Minnesota	55447
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 852-4100

Item 2. Acquisition or Disposition of Assets

On February 18, 2004, Vital Images, Inc. (“Vital Images”) completed its acquisition of HInnovation, Inc. (“HInnovation”) in accordance with the terms of the Acquisition Agreement and Plan of Reorganization (the “Acquisition Agreement”) dated as of January 8, 2004 by and among Vital Images, HInnovation Acquisition, Inc., a wholly-owned subsidiary of Vital Images (“HInnovation Acquisition”), HInnovation and Mr. Hui Hu and JMS Co., Ltd, the principal stockholders of HInnovation.  The Acquisition Agreement, without schedules, is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.  Vital Images will furnish supplementally to the Securities and Exchange Commission (the “Commission”) a copy of any schedule to the Acquisition Agreement upon request.  A copy of Vital Images’ press release dated February 19, 2004 announcing the completion of the merger is attached hereto as Exhibit 99.1.

Pursuant to the Acquisition Agreement, HInnovation was merged with and into HInnovation Acquisition, and HInnovation became a wholly-owned subsidiary of Vital Images.  The merger consideration included 376,262 newly-issued shares of common stock of Vital Images valued at $6 million and $6 million in cash.  For purposes of the transaction, Vital Images’ stock was valued at $15.946 per share, which was equal to the average of the closing sale prices of one share of Vital Images’ common stock as reported on the NASDAQ National Market for the five consecutive trading days ending on January 8, 2004, which was the date of the first public announcement of the signing of the Acquisition Agreement, and the five consecutive trading days immediately after such public announcement date, but not including the public announcement date.  In addition, the merger consideration includes contingent milestone payments comprised of  newly-issued shares of Vital Images common stock with an aggregate value of $3 million and $3 million in cash.  The per share value of the shares comprising the contingent consideration will be equal to the average of the closing sale prices of one share of Vital Images’ common stock as reported on the NASDAQ National Market for the ten consecutive trading days ending on the day immediately prior to the date the milestone with respect to the stock payment is achieved.  However, the Acquisition Agreement provides that the number of shares of Vital Images common stock comprising the contingent consideration cannot exceed 300,000 shares (subject to adjustment for any stock dividends, stock splits, reverse stock splits, and similar changes in the number of outstanding shares of Vital Images’ common stock.)  If at the time of its issuance the value of such stock is less than $3 million due to this limitation on the number of shares, Vital Images will pay the shortfall in cash.  The merger consideration was and any contingent merger consideration is to be paid to the former stockholders of HInnovation.  The type and amount of merger consideration was determined by arm’s-length negotiation among the parties.  The source of the cash portion of the merger consideration was cash on hand at Vital Images.  Before the signing of the Acquisition Agreement, there were no material relationships between HInnovation and its stockholders, on the one hand, and Vital Images, any affiliate of Vital Images, any director or officer of Vital Images or any associate of any such director or officer, on the other.

Item 5. Other Events.

On February 19, 2004, Vital Images, Inc. issued a press release announcing the completion of the acquisition of HInnovation.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired:

The financial statements required by Item 7 of the Current Report on Form 8-K will be provided by amendment to this Current Report on Form 8-K filed with the Commission on or before May 3, 2004.

(b)           Pro forma financial information:

The pro forma financial information required by Item 7 of the Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K filed with the Commission on or before May 3, 2004.

(c)                                  Exhibits

2.1	Acquisition Agreement and Plan of Reorganization by and among Vital Images, Inc., HInnovation Acquisition, Inc., HInnovation, Inc. and Hui Hu and JMS Co., Ltd. dated as of January 8, 2004.

99.1	A copy of the press release announcing the completion of the acquisition of HInnovation, Inc., issued by Vital Images, Inc. on February 19, 2004, is being furnished as an exhibit to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VITAL IMAGES, INC.

February 26, 2004	/s/ Gregory S. Furness
Gregory S. Furness
Chief Financial Officer and
Vice President-Finance
(Chief Financial Officer)